Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-231038 on Form F-3 of our report dated April 29, 2018, relating to the financial statements of Bancolombia S.A. appearing in this Annual Report on Form 20-F for the year ended December 31, 2019.

/s/ Deloitte & Touche Ltda.

 Medellín, Colombia

 April 27, 2020